Exhibit 99.1

Quantum Computing Inc. Reports Second Quarter 2026 Financial Results

●	Q2 revenue increases to $5.6 million from $61 thousand in Q2 ‘25

●	Company completes strategic acquisition of NHanced Semiconductors, Inc., launching Fab 2 to advance key roadmap initiatives and expand U.S.-based manufacturing capabilities

●	Ends quarter with $1.3 billion in cash, cash equivalents and investments

HOBOKEN, NJ – August 10, 2026 – Quantum Computing Inc. (“QCi” or the “Company”) (Nasdaq: QUBT), a vertically integrated quantum company pioneering photonics and semiconductor manufacturing, today released financial results for the three months ended June 30, 2026.

Dr. Yuping Huang, Chief Executive Officer of QCi, commented, “During the second quarter, we continued to execute on our strategy of making our quantum products smaller, more practical and more accessible. Our room-temperature photonic architecture continues to differentiate QCi by providing a pathway to practical quantum systems with significantly lower complexity, cost and power requirements than competing approaches. At the same time, we are expanding the capabilities of fast prototyping and volume production that not only support our future quantum roadmap but also address growing commercial markets today.

“With the acquisition of NHanced Semiconductors, Inc. (“NHanced”) – our third acquisition this year – we launched Fab 2 ahead of schedule, significantly expanding our advanced packaging and semiconductor manufacturing capabilities and accelerating our transition toward scalable, cost-effective production of miniaturized nanophotonic quantum technologies. During the quarter, we also brought NeuraWave, our next-generation photonic reservoir computing platform, to commercial readiness, and subsequently entered into a framework agreement with Planck Dynamics. This agreement supports the deployment of our NeuraWave systems for next-generation AI applications, providing strong market validation of our photonic computing technology.

“In addition, we successfully delivered and installed our Dirac-3 quantum optimization machine at a leading global consulting firm for use with its enterprise customers on complex optimization applications, including portfolio optimization. This deployment represents another important commercial milestone for QCi and demonstrates growing market demand for practical quantum optimization solutions.

“We also received a purchase order from a world-leading university for our quantum secure communications system. This order represents continued commercial traction for our quantum communications portfolio and further recognition of our technology by a premier research institution.

“Supported by a strong balance sheet, we remain well positioned to continue integrating our recent acquisitions, expand our commercial and government customer base and invest in the technologies and manufacturing capabilities that support both our commercial businesses and our long-term quantum roadmap. As we look to the second half of 2026, we stay focused on executing our roadmap and delivering on our mission of putting quantum into the hands of everybody.”

Second Quarter 2026 Financial Highlights

●	Second quarter 2026 revenues totaled $5.6 million compared to $61 thousand in the second quarter of 2025, and $3.7 million in the first quarter of this year. Second quarter revenue was generated across QCi’s integrated portfolio of quantum and photonics technologies, products and services, serving a diverse range of government, educational, and commercial customers. Revenue was primarily driven by sales of photonics products that support QCi’s quantum technology roadmap while also addressing a broad range of existing aerospace, government and industrial applications.

●	Operating expenses totaled $21.8 million compared to $10.2 million in the second quarter of 2025, up 114%. The year-over-year increase was largely due to higher headcount and related payroll costs for research and development efforts, sales and marketing, and acquisition-related transaction expenses of $7.3 million.

●	Interest and other income totaled $13 million compared to $1.8 million in the second quarter of 2025. The increase was due to interest income generated from the Company’s larger cash and investment positions.

●	The Company reported a net loss of $11.8 million, or a loss of $0.05 per basic share for the second quarter of 2026, compared to a net loss of $36.5 million or a loss of $0.26 per basic share, for the prior year period. The main reasons for the decrease in net loss were the change in fair value of a derivative liability, and higher revenue and interest income. In the second quarter of 2025 the Company realized a $28 million non-cash loss on the mark-to-market valuation of the Company’s warrant derivative liability, compared with a mark-to-market loss of only $1.7 million in the second quarter of 2026. As we have previously disclosed, the derivative liability is related to the merger with QPhoton in June 2022 and warrants issued with that transaction.

●	Total assets as of June 30, 2026 were approximately $1.6 billion, relatively unchanged compared to December 31, 2025. Cash, cash equivalents and investments totaled approximately $1.3 billion as of June 30, 2026, compared to approximately $1.5 billion at year-end 2025. The cash balance reported at the end of the second quarter reflects our acquisitions of Luminar Semiconductor, Inc., NuCrypt, and NHanced Semiconductors, for which we used approximately $180 million in cash, including transaction expenses.

●	Total liabilities as of June 30, 2026 were $47.2 million, an increase of $26.5 million compared to year-end 2025.

●	As of June 30, 2026, the Company had stockholders’ equity totaling $1.6 billion.

●	As of June 30, 2026, contract backlog was approximately $42.5 million.

Second Quarter 2026 Operational Highlights

●	Sold and Delivered Dirac-3 Quantum Optimization System: During June, QCi successfully sold, delivered and installed its Dirac-3 quantum optimization machine at a leading global consulting firm. The Dirac-3 system will support enterprise customers on complex optimization applications, including portfolio optimization. This represents an important commercial milestone for QCi’s quantum optimization business.

●	Achieved Deployment-Ready NeuraWave: During the second quarter, QCi announced that NeuraWave, its next-generation photonic reservoir computing platform, reached deployment readiness. NeuraWave combines photonic and digital computing to deliver fast, energy-efficient AI inference and advanced signal processing for edge computing applications across defense, telecommunications, robotics, healthcare industrial monitoring and other markets.

●	Executed Framework Agreement with Planck Dynamics for NeuraWave Deployment: During the second quarter, QCi entered into a framework agreement with Planck Dynamics supporting the deployment of up to multiple dozens of NeuraWave photonic reservoir computing systems as customer milestones are achieved. The agreement represents an important commercial validation of NeuraWave’s readiness to address emerging AI infrastructure requirements and establishes a commercial framework with a potential aggregate program value in excess of $10 million, subject to the achievement of specified customer milestones and other conditions.

●	Acquisition of NHanced Semiconductors, Inc.: During the second quarter, QCi completed the acquisition of NHanced Semiconductors, Inc., a U.S.-based advanced packaging foundry, for a combination of cash and QCi stock valued at $73.1 million, and up to an additional $72.0 million if certain performance targets are achieved. The NHanced acquisition launches Fab 2 ahead of schedule, significantly expanding QCi’s advanced packaging, semiconductor manufacturing and photonic integration capabilities while broadening the customer base served by these capabilities.

●	Received Purchase Order from A World-Leading University For Quantum Secure Communications System: During the second quarter, QCi received an order from a leading university for its quantum secure communications system. The order reflects continued commercial traction and growing recognition of QCi’s quantum communications technology and will support the university’s research and development efforts to evaluate quantum-secure communications solutions as part of its work to advance secure networks of the future.

●	Expanded Industry Engagement: During the second quarter, QCi participated in eight industry conferences and events, including The Economist Commercialising Quantum Global 2026 conference, Quantum Tech World conference and the Optica Quantum Industry Summit, strengthening customer relationships, strategic partnerships and QCi’s visibility across the photonics and quantum technology ecosystem.

Earnings Conference Call

The Company will host its second quarter 2026 call today, Monday, August 10, 2026, at 4:30 p.m. ET. To access the live webcast of the conference call, visit the QCi Investor Relations page at https://quantumcomputinginc.com/investor-relations. Investors may also access the webcast via the following link: https://www.webcaster5.com/Webcast/Page/3051/54283.

To participate in the call by phone, dial (888) 506-0062 approximately five minutes prior to the scheduled start time. International callers please dial (973) 528-0011. Callers should use access code: 222858.

A replay of the teleconference will be available until August 24, 2026, and may be accessed by dialing (877) 481-4010. International callers may dial (919) 882-2331. Callers should use conference ID: 54283.

About Quantum Computing Inc.

Quantum Computing Inc. (Nasdaq: QUBT) is a vertically integrated quantum company pioneering photonics and semiconductor manufacturing, and delivering accessible, scalable, and cost-effective quantum machines, photonics products, and advanced packaging. The Company provides foundry services for photonic chips and semiconductor manufacturing and offers a vertically integrated portfolio spanning photonics and electronic components, subsystems, and full-stack systems.

Designed to operate at room-temperature with low-power requirements, QCi’s technologies enable practical deployment across high-growth markets, including high-performance computing, artificial intelligence, cybersecurity, aerospace and defense, and advanced sensing and imaging.

Headquartered in Hoboken, New Jersey, QCi also has operations in Arizona, California, Illinois, Indiana, Massachusetts, North Carolina and Virginia. By combining advanced materials, device engineering, and scalable manufacturing, QCi delivers integrated quantum, photonics, and semiconductor technologies, accelerating commercialization and real-world adoption.

Company Contact:

John Nesbett/Zach Nevas

IMS Investor Relations

investors@quantumcomputinginc.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements contained in this press release other than statements of historical fact, including, without limitation, statements regarding our expectations of future results, operational expansion and business strategy are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “strategy,” “future,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including but not limited to, future demand for quantum and photonic products, the Company’s ability to scale its technology and manufacturing capabilities, the Company’s ability to integrate and benefit from recent acquisitions, and the factors, risks and uncertainties included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as such factors may be updated from time to time in our other filings with the Securities and Exchange Commission (the “SEC”), accessible on the SEC’s website at www.sec.gov and the Investor Relations section of our website at https://quantumcomputinginc.com/investor-relations, which could cause our actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

QUANTUM COMPUTING INC.

Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income

(Unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$5,551	$61	$9,242	$100
Cost of revenue	6,717	35	11,129	61
Gross (loss) profit	(1,166)	26	(1,887)	39
Operating expenses
Research and development	8,428	5,975	15,397	8,960
Sales and marketing	1,932	680	3,529	1,352
General and administrative	11,487	3,542	22,750	8,184
Total operating expenses	21,847	10,197	41,676	18,496
Loss from operations	(23,013)	(10,171)	(43,563)	(18,457)
Non-operating income (expense)
Interest and other income	12,954	1,843	26,449	3,539
Interest expense	(12)	(58)	(183)	(116)
Change in fair value of derivative liability	(1,682)	(28,096)	1,494	(4,466)
Loss before income tax provision	(11,753)	(36,482)	(15,803)	(19,500)
Income tax provision	-	-	-	-
Net loss attributable to common stockholders	(11,753)	(36,482)	(15,803)	(19,500)
Other comprehensive loss:	(945)	-	(4,767)	-
Total comprehensive loss	$(12,698)	$(36,482)	$(20,570)	$(19,500)

Loss per share:
Basic	$(0.05)	$(0.26)	$(0.07)	$(0.14)
Diluted	$(0.05)	$(0.26)	$(0.07)	$(0.14)

Weighted average shares used in computing net loss per common share:
Basic	224,727	141,401	224,355	138,326
Diluted	224,727	141,401	224,355	138,326

QUANTUM COMPUTING INC.

Condensed Consolidated Balance Sheets

(Unaudited, in thousands, except par value data)

	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$189,150	$737,880
Accounts receivable, net	6,856	519
Inventory	12,837	352
Short term investments	765,020	379,421
Accrued interest receivable	7,542	3,634
Prepaid expenses and other current assets	6,906	11,914
Total current assets	988,311	1,133,720
Property and equipment, net	42,898	12,971
Operating lease right-of-use assets	23,146	2,353
Intangible assets, net	29,107	6,500
Goodwill	181,455	55,573
Long-term investments	369,284	403,121
Accrued interest receivable - long term	3,920	4,551
Other non-current assets	1,082	131
Total assets	$1,639,203	$1,618,920

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,078	$778
Accrued expenses	6,951	9,135
Deferred revenue	3,774	395
Other current liabilities	3,797	766
Total current liabilities	18,600	11,074
Derivative liability	6,279	7,773
Operating lease liabilities	21,102	1,808
Other non-current liabilities	1,184	—
Total liabilities	47,165	20,655
Commitments and Contingencies (see Note 10)
Stockholders’ equity:
Preferred stock, $0.0001 par value, 1,550 shares Series A Preferred authorized; no shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively; 3,080 shares of Series B Preferred Stock authorized; no shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	-	-
Common stock, $0.0001 par value, 450,000 shares authorized; 226,319 and 224,165 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	23	22
Additional paid-in capital	1,830,836	1,816,494
Accumulated deficit	(234,959)	(219,156)
Accumulated other comprehensive (loss) income	(3,862)	905
Total shareholders’ equity	1,592,038	1,598,265
Total liabilities and shareholders’ equity	$1,639,203	$1,618,920